Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Legg Mason Partners Institutional Trust

We consent to the use of our reports, dated October 24, 2008, incorporated herein by reference, with respect to Citi Institutional Liquid Reserves, Citi Institutional U.S. Treasury Reserves, Citi Institutional Tax Free Reserves and Citi Institutional Cash Reserves, each a series of the Legg Mason Partners Institutional Trust, as of August 31, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
December 23, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Legg Mason Partners Institutional Trust

We consent to the use of our report, dated October 24, 2008, incorporated herein by reference, with respect to Citi Institutional Enhanced Income Fund, a series of the Legg Mason Partners Institutional Trust, as of August 31, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
December 23, 2008